                                                                    EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

PacifiCorp:

We consent to the incorporation by reference in Registration Statement Nos. 33-51277, 33-54169, 33-57043, 33-58461, 333-10885, and 333-45851, all on Form
S-8, Registration Statement Nos. 33-62095 and 333-09115 on Form S-3, and Registration Statement No. 33-36239 on Form S-4, of our report dated March 5, 1999, appearing in the Annual Report on Form 10-K/A Amendment No. 1 of PacifiCorp and subsidiaries for the year ended December 31, 1998.

DELOITTE & TOUCHE LLP

Portland, Oregon
April 29, 1999